Exhibit 10.1

ITERIS, INC.

2016 OMNIBUS INCENTIVE PLAN
(AMENDED AND RESTATED EFFECTIVE SEPTEMBER 9, 2021)

ARTICLE 1
GENERAL PROVISIONS

1.1        PURPOSE OF THE PLAN

This 2016 Omnibus Incentive Plan (the “Plan”) is intended to promote the interests of Iteris, Inc., a Delaware corporation, by providing eligible persons in the Corporation’s service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in such service.

The Plan serves as the successor to the Corporation’s 2007 Omnibus Incentive Plan (the “Predecessor Plan”), and no further awards shall be made under the Predecessor Plan on or after the Original Plan Effective Date. All awards outstanding under the Predecessor Plan on the Original Plan Effective Date shall remain outstanding under the Predecessor Plan and shall be governed solely by the terms of the documents evidencing such award, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such awards.

Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

1.2         TYPES OF AWARDS

Awards may be made under the Plan in the form of (i) options, (ii) stock appreciation rights, (iii) stock awards, (iv) restricted stock units, (v) cash incentive awards and (vi) dividend equivalent rights.

1.3        ADMINISTRATION OF THE PLAN

(a)        The Compensation Committee shall have sole and exclusive authority to administer the Plan with respect to Section 16 Insiders. Administration of the Plan with respect to all other persons eligible to participate in the Plan may, at the Board’s discretion, be vested in the Compensation Committee or a Secondary Board Committee, or the Board may retain the power to administer those programs with respect to such persons. To the extent permitted by law, the Board or the Compensation Committee may delegate any or all of its authority to administer the Plan with respect to one or more classes of eligible persons (other than Section 16 Insiders) to one or more officers of the Corporation.

(b)         Members of the Compensation Committee or any Secondary Board Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Board Committee and reassume all powers and authority previously delegated to such committee.

(c)         Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full authority to determine (i) which eligible persons are to receive Awards under the Plan, (ii) the type, size, terms and conditions of the Awards to be made to each Participant, (iii) the time or times when those Awards are to be made, (iv) the number of shares or amount of payment to be covered by each such Award, (v) the time or times when the Award is to become exercisable, (vi) the status of an option for federal tax purposes, (vii) the maximum term for which an Award is to remain outstanding, (viii) the vesting and issuance schedules applicable to the shares which are the subject of the Award, (ix) the cash consideration (if any) payable for those shares and the form (cash or shares of Common Stock) in which the Award is to be settled, (x) the vesting schedule for a cash incentive award, and (xi) with respect to performance-based Awards, the performance objectives for each such Award, the amounts payable at designated levels of attained performance, any applicable service vesting requirements, and the payout schedule for each such Award.

(d)         Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the provisions of the Plan and any outstanding Awards thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Plan under its jurisdiction or any Award thereunder.

(e)         Service as a Plan Administrator by the members of the Compensation Committee or the Secondary Board Committee shall constitute service as Board members, and the members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Compensation Committee or the Secondary Board Committee shall be liable for any act or omission made in good faith with respect to the Plan or any Award thereunder.

1.4         ELIGIBILITY

(a)         The persons eligible to participate in the Plan are as follows:

 (i)   Employees,

(ii)   Non-Employee Directors and non-employee members of the board of any Parent or Subsidiary, and

(iii)   consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary) who can be granted an Award that is eligible to be registered on a Form S-8 Registration Statement.

1.5         STOCK SUBJECT TO THE PLAN

(a)         The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. Subject to the add back provisions of Section 1.5(h) and adjustment pursuant to Section 1.5(j), the number of shares reserved for issuance under the Plan shall be 9,263,602. The share reserve is comprised of (i) 3,400,108 shares, representing the share reserve available on the Original Plan Effective Date (after taking into account Awards granted under the Predecessor Plan after July 22, 2016 and prior to the Original Plan Effective Date), (ii) the 103,494 shares added to the Plan as a result of the expiration, cancellation, forfeiture or termination of Awards under the Predecessor Plan after the Original Plan Effective Date; (iii) the 2,400,000-share increase approved by the Board on August 6, 2018 and by the Company’s stockholders on October 11, 2018 at the 2018 Annual Stockholders Meeting; and (iv) the 3,360,000-share increase approved by the Board on July 15, 2021, subject to stockholder approval at the 2021 Annual Stockholders Meeting.

(b)        Subject to adjustment pursuant to Section 1.5(j), the maximum number of shares of Common Stock that may be issued pursuant to Incentive Options granted under the Plan shall be 10,000,000.

(c)       The maximum number of shares of Common Stock for which options and stock appreciation rights that are settled in shares may be granted to any person under the Plan in any fiscal year shall not exceed 2,000,000 shares of Common Stock in the aggregate.

(d)       The maximum number of shares of Common Stock for which Awards (other than options and stock appreciation rights that are settled in shares) may be granted to any person under the Plan in any fiscal year shall not exceed 2,000,000 shares of Common Stock (which limit shall refer to the maximum amount that can be earned) in the aggregate.

(e)       During any fiscal year no Participant may be granted cash incentive awards under which a total of more than $3,000,000 may be earned for each twelve (12) months in the performance period.

(f)       The maximum aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards made to any Non-Employee Director under the Plan in any fiscal year, taken together with any cash payments (including the annual retainer and any other compensation) paid to such Non-Employee Director in respect of such fiscal year, shall not exceed $350,000 in total value.

(g)       The number of shares of Common Stock reserved for award and issuance under this Plan pursuant to Section 1.5(a) shall be reduced on a one-for-one basis for each share of Common Stock subject to an option or stock appreciation right and by a fixed ratio of 1.52 shares of Common Stock for each share of Common Stock subject to a Full Value Award.

(h)       Shares of Common Stock subject to outstanding Awards or awards granted under the Predecessor Plan that are outstanding as of the Restated Plan Effective Date shall be available for subsequent award and issuance under the Plan to the extent those Awards or Predecessor Plan awards expire, are forfeited or cancelled or terminate for any reason prior to the issuance of the shares of Common Stock subject to those Awards or Predecessor Plan awards. Any shares that again become available for Awards under the Plan pursuant to this Section shall be added as (i) one (1) share for every one (1) share subject to options or stock appreciation rights granted under the Plan and the Predecessor Plan, (ii) as 1.52 shares for every one (1) share subject to Awards other than options or stock appreciation rights granted under the Plan and the Predecessor Plan, and (iii) for each unvested share issued under the Plan and the Predecessor Plan for cash consideration not less than the Fair Market Value per share of Common Stock on the date of grant and subsequently repurchased by the Corporation, at a price per share not greater than the original issue price paid per share, pursuant to the Corporation’s repurchase rights under the Plan and Predecessor Plan, as applicable, one share shall become available for subsequent award and issuance under the Plan.

(i)       Should the exercise price of an option or any withholding taxes incurred in connection with the exercise of an option under the Plan (or any options granted under the Predecessor Plan) be paid with shares of Common Stock (whether through the withholding of a portion of the otherwise issuable shares or through the tender of actual outstanding shares), then in each such case, the shares so tendered or withheld shall be added to the shares of Common Stock available for grant under the Plan on a one-for-one basis. Upon the exercise of any stock appreciation right under the Plan, the share reserve shall be reduced only by the net number of shares issued upon such exercise and not by the gross number of shares as to which such right is exercised. If shares of Common Stock are withheld by the Corporation, or if shares of Common Stock are tendered by the Participant, in either case, in satisfaction of the withholding taxes incurred in connection with the vesting or settlement of a Full Value Award (or an award other than a stock option or stock appreciation right that was granted under the Predecessor Plan), then in each such case the shares of Common Stock so tendered or withheld shall be added to the shares of Common Stock available for issuance under the Plan in accordance with the ratio described in Sections 1.5(h) above.

(j)       Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, or should the value of outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation, reincorporation or other reorganization, then equitable adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted options and stock appreciation rights that are settled in shares under the Plan in any fiscal year, (iii) the maximum number and/or class of securities for which any one person may be granted Awards (other than options and stock appreciation rights that are settled in shares) under the Plan in any fiscal year, (iv) the maximum number and/or class of securities that may be issued pursuant to Incentive Options, (v) the number and/or class of securities and the exercise or base price per share in effect under each outstanding Award under the Plan and the consideration (if any) payable per share, and (vi) the number and/or class of securities subject to the Corporation’s outstanding repurchase rights under the Plan and the repurchase price payable per share. The adjustments shall be made in such manner as the Plan Administrator deems appropriate and such adjustments shall be final, binding and conclusive. In addition, in the event of a Change in Control, the provisions of Section 2.7 shall apply.

(k)       Outstanding Awards granted pursuant to the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

(l)       Substitute Awards shall not reduce the shares authorized for issuance under the Plan or the limitations on grants to a Participant under Section 1.5(c) or 1.5(d), nor shall shares subject to a terminated, cancelled or forfeited Substitute Award be added to the shares available for issuance under the Plan as provided above. Additionally, in the event that a company acquired by the Company or any Subsidiary (or Parent) or with which the Company or any Subsidiary (or Parent) combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares authorized for issuance under the Plan (and shares subject to such Awards shall not be added to the shares available for issuance under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non-Employee Directors prior to such acquisition or combination. For purposes of this section, “Substitute Awards” shall mean Awards granted or shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary (or Parent) or with which the Company or any Subsidiary (or Parent) combines.

ARTICLE 2
AWARDS

2.1       OPTIONS

(a)         Authority.    The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant Incentive Options and Non-Statutory Options evidenced by an Award Agreement in the form approved by the Plan Administrator; provided, however, that the terms of each such agreement shall not be inconsistent with the terms specified below. Each agreement evidencing an Incentive Option shall, in addition, be subject to the provisions of Section 2.1(f) below.

(b)        Exercise Price.

(i)     The exercise price per share shall be fixed by the Plan Administrator; provided, however, that such exercise price shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the grant date.

(ii)     The exercise price shall be payable in one or more of the following forms as determined by the Plan Administrator and specified in the Award Agreement:

(A)   cash or check made payable to the Corporation,

(B)   shares of Common Stock (whether delivered in the form of actual stock certificates or through attestation of ownership) held for the requisite period (if any) necessary to avoid any resulting charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date,

(C)  shares of Common Stock otherwise issuable under the option but withheld by the Corporation in satisfaction of the exercise price, with such withheld shares to be valued at Fair Market Value on the exercise date, or

(D)   to the extent the option is exercised for vested shares of Common Stock, through a special sale and remittance procedure pursuant to which the Participant shall concurrently provide instructions to (a) a brokerage firm (reasonably satisfactory to the Corporation for purposes of administering such procedure in compliance with the Corporation’s pre-clearance/pre-notification policies) to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm on such settlement date in order to complete the sale.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

(c)     Exercise and Term of Options.    Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the Award Agreement evidencing the option, subject to Section 2.9. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

(d)     Effect of Termination of Service.

           (i)   The following provisions shall govern the exercise of any options that are outstanding at the time of the Participant’s cessation of Service or death:

(A)   Any option outstanding at the time of the Participant’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

(B)   Any option held by the Participant at the time of the Participant’s death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Participant’s estate or by the person or persons to whom the option is transferred pursuant to the Participant’s will or the laws of inheritance or by the Participant’s designated beneficiary or beneficiaries of that option.

(C)   Should the Participant’s Service be terminated for Misconduct or should the Participant otherwise engage in Misconduct while holding one or more outstanding options, then all of those options shall terminate immediately and cease to be outstanding.

(D)   During the applicable post-Service exercise period, the option may not be exercised for more than the number of vested shares for which the option is at the time exercisable. No additional shares shall vest under the option following the Participant’s cessation of Service except to the extent (if any) specifically authorized by the Plan Administrator in its sole discretion. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any shares for which the option has not been exercised.

(ii)   The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

(A)   extend the period of time for which the option is to remain exercisable following the Participant’s cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term;

(B)   include an automatic extension provision whereby the specified post-Service exercise period in effect for any option shall automatically be extended by an additional period of time equal in duration to any interval within the specified post-Service exercise period during which the exercise of that option or the immediate sale of the shares acquired under such option could not be effected in compliance with applicable federal and state securities laws, but in no event shall such an extension result in the continuation of such option beyond the expiration date of the term of that option; and/or

(C)   permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Participant’s cessation of Service but also with respect to one or more additional installments in which the Participant would have vested had the Participant continued in Service.

(e)        Repurchase Rights.    The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Participant exercise an option for unvested shares and subsequently cease Service while such shares are unvested, the Corporation shall have the right to repurchase any or all of those unvested shares at a price per share equal to the lower of (i) the exercise price paid per share or (ii) the Fair Market Value per share of Common Stock at the time of repurchase. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

(f)         Incentive Options.    The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section 2.1(f), all the provisions of the Plan shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section 2.1(f).

(i)      Eligibility. Incentive Options may only be granted to Employees.

(ii)      Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, then for purposes of the foregoing limitations on the exercisability of those options as Incentive Options, such options shall be deemed to become first exercisable in that calendar year on the basis of the chronological order in which they were granted, except to the extent otherwise provided under applicable law or regulation.

(iii)   10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

2.2        STOCK APPRECIATION RIGHTS

(a)        Authority.    The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant stock appreciation rights evidenced by an Award Agreement in the form approved by the Plan Administrator; provided, however, that the terms of each such agreement shall not be inconsistent with the terms specified below.

(b)        Types.    Two types of stock appreciation rights shall be authorized for issuance under this Section 2.2: (i) tandem stock appreciation rights (“Tandem Rights”) and (ii) stand-alone stock appreciation rights (“Stand-alone Rights”).

(c)        Tandem Rights.    The following terms and conditions shall govern the grant and exercise of Tandem Rights.

(i)   One or more Participants may be granted a Tandem Right, exercisable upon such terms and conditions as the Plan Administrator may establish, subject to Section 2.9, to elect between the exercise of the underlying option for shares of Common Stock or the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares in which the Participant is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for such vested shares.

(ii)   Any distribution to which the Participant becomes entitled upon the exercise of a Tandem Right may be made in (i) shares of Common Stock valued at Fair Market Value on the option surrender date, (ii) cash or (iii) a combination of cash and shares of Common Stock, as specified in the applicable Award Agreement.

(d)     Stand-Alone Rights.    The following terms and conditions shall govern the grant and exercise of Stand-alone Rights:

(i)   One or more Participants may be granted a Stand-alone Right not tied to any underlying option. The Stand-alone Right shall relate to a specified number of shares of Common Stock and shall be exercisable upon such terms and conditions as the Plan Administrator may establish, subject to Section 2.9. In no event, however, may the Stand-alone Right have a maximum term in excess of ten (10) years measured from the grant date.

(ii)   Upon exercise of the Stand-alone Right, the holder shall be entitled to receive a distribution from the Corporation in an amount equal to the excess of (i) the aggregate Fair Market Value (on the exercise date) of the shares of Common Stock underlying the exercised right over (ii) the aggregate base price in effect for those shares.

(iii)   The number of shares of Common Stock underlying each Stand-alone Right and the base price in effect for those shares shall be determined by the Plan Administrator in its sole discretion at the time the Stand-alone Right is granted. In no event, however, may the base price per share be less than the Fair Market Value per underlying share of Common Stock on the grant date.

(iv)   The distribution with respect to an exercised Stand-alone Right may be made in (i) shares of Common Stock valued at Fair Market Value on the exercise date, (ii) cash or (iii) a combination of cash and shares of Common Stock, as specified in the applicable Award agreement.

(v)   The holder of a Stand-alone Right shall have no stockholder rights with respect to the shares subject to the Stand-alone Right unless and until such person shall have exercised the Stand-alone Right and become a holder of record of the shares of Common Stock issued upon the exercise of such Stand-alone Right.

(e)     Exercise or Base Price. The exercise or base price per share shall be fixed by the Plan Administrator; provided, however, that such exercise or base price shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the grant date.

(f)       Post-Service Exercise.    The provisions governing the exercise of Tandem and Stand-alone Rights following the cessation of the Participant’s Service shall be substantially the same as those set forth in Section 2.1(d) for the options granted under the Plan, and the Plan Administrator’s discretionary authority under Section 2.1(d)(ii) shall also extend to any outstanding Tandem or Stand-alone Appreciation Rights.

2.3          STOCK AWARDS

(a)     Authority.    The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant stock awards either as vested or unvested shares of Common Stock, through direct and immediate issuances. Each stock award shall be evidenced by an Award Agreement in the form approved by the Plan Administrator; provided, however, that the terms of each such agreement shall not be inconsistent with the terms specified below.

(b)        Consideration.    Shares of Common Stock may be issued under a stock award for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

(i)   cash or check made payable to the Corporation,

(ii)   past services rendered to the Corporation (or any Parent or Subsidiary); or

(iii)   any other valid consideration under the State in which the Corporation is at the time incorporated.

(c)        Vesting Provisions.

(i)   Stock awards may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance as a bonus for Service rendered or may vest in one or more installments over the Participant’s period of Service and/or upon the attainment of specified performance objectives. The elements of the vesting schedule applicable to any stock award shall be determined by the Plan Administrator and incorporated into the Award Agreement.

(ii)   The Plan Administrator shall also have the discretionary authority to structure one or more stock awards so that the shares of Common Stock subject to those Awards shall vest upon the achievement of pre-established performance objectives based on one or more Performance Goals and measured over the performance period specified by the Plan Administrator at the time of the grant of the Award.

(iii)   Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under a stock award or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent, the Corporation shall repay to the Participant the lower of (i) the cash consideration paid for the surrendered shares or (ii) the Fair Market Value of those shares at the time of cancellation.

(iv)   The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares. Any such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies.

(v)   Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares, spin-off transaction, extraordinary dividend or distribution or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate. For the avoidance of doubt, cash dividends, stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any stock Award that is subject to vesting shall be accumulated, subject to restrictions and risk of forfeiture to the same extent as the underlying Award, and shall be paid at the time such restrictions and risk of forfeiture lapse. Equitable adjustments to reflect each such transaction shall also be made by the Plan Administrator to the repurchase price payable per share by the Corporation for any unvested securities subject to its existing repurchase rights under the Plan; provided the aggregate repurchase price shall in each instance remain the same.

2.4         RESTRICTED STOCK UNITS

(a)     Authority.    The Plan Administrator shall have the full power and authority, exercisable in its sole discretion, to grant restricted stock units evidenced by an Award Agreement in the form approved by the Plan Administrator; provided, however, that the terms of each such agreement shall not be inconsistent with the terms specified below.

(b)     Terms.    Each restricted stock unit award shall entitle the Participant to receive the shares underlying that Award (or an amount based on the value of the shares) upon vesting or upon the expiration of a designated time period following the vesting of those Awards. Payment of shares underlying a restricted stock unit Award may be deferred for a period specified by the Plan Administrator at the time the restricted stock unit is initially granted or (to the extent permitted by the Plan Administrator) designated by the Participant pursuant to a timely deferral election made in accordance with the requirements of Code Section 409A. Restricted stock units subject to performance vesting may also be structured so that the underlying shares are convertible into shares of Common Stock (or a payment based on the value of the shares), but the rate at which each share is to so convert shall be based on the attained level of performance for each applicable performance objective.

(c)     Vesting Provisions.

(i)   Restricted stock units may, in the discretion of the Plan Administrator, vest in one or more installments over the Participant’s period of Service or upon the attainment of specified performance objectives.

(ii)   The Plan Administrator shall also have the discretionary authority to structure one or more restricted stock unit awards so that the shares of Common Stock subject to those Awards shall vest (or vest and become issuable) upon the achievement of pre-established performance objectives based on one or more Performance Goals and measured over the performance period specified by the Plan Administrator at the time of the grant of the Award.

(iii)   Outstanding restricted stock units shall automatically terminate without any payment if the designated Performance Goals or Service requirements established for those Awards are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to make a payment under one or more outstanding Awards of restricted stock units as to which the designated Performance Goals or Service requirements have not been attained or satisfied.

(d)     Payment.    Restricted stock units that vest may be settled in (i) cash, (ii) shares of Common stock valued at Fair Market Value on the payment date or (iii) a combination of cash and shares of Common Stock, as determined by the Plan Administrator in its sole discretion.

2.5        CASH INCENTIVE AWARDS

(a)    The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant cash incentive awards. The Plan Administrator shall determine the terms and conditions applicable to cash incentive awards, including the criteria for the vesting and payment of cash incentive awards. Cash incentive awards shall be based on such measures as the Plan Administrator deems appropriate and need not relate to the value of shares of Common Stock. Cash incentive awards may, in the discretion of the Plan Administrator, vest in one or more installments over the Participant’s period of Service or upon the attainment of specified performance objectives. Payment of cash incentive awards may be deferred for a period specified by the Plan Administrator at the time the Award is initially granted or (to the extent permitted by the Plan Administrator) designated by the Participant pursuant to a timely deferral election made in accordance with the requirements of Code Section 409A.

(b)    The Plan Administrator shall also have the discretionary authority to structure one or more cash incentive awards so that the awards shall vest upon the achievement of pre-established performance objectives based on one or more Performance Goals and measured over the performance period specified by the Plan Administrator at the time of the grant of the Award.

(c)    Outstanding cash incentive awards units shall automatically terminate without any payment if the designated Performance Goals or Service requirements established for those Awards are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to make a payment under one or more outstanding cash incentive awards as to which the designated Performance Goals or Service requirements have not been attained or satisfied.

2.6       DIVIDEND EQUIVALENT RIGHTS

(a)     Authority.    The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant dividend equivalent rights evidenced by an Award Agreement in the form approved by the Plan Administrator; provided however, that the terms of each such agreement shall not be inconsistent with the terms specified below.

(b)     Terms.    The dividend equivalent rights may be granted as stand-alone awards or in tandem with other Awards made under the Plan, except dividend equivalent rights shall not be granted in connection with an option, stock appreciation right or cash incentive award. The term of each dividend equivalent right award shall be established by the Plan Administrator at the time of grant, but no such award shall have a term in excess of ten (10) years.

(c)     Entitlement.    Each dividend equivalent right shall represent the right to receive the economic equivalent of each dividend or distribution, whether in cash, securities or other property (other than shares of Common Stock), which is made per issued and outstanding share of Common Stock during the term the dividend equivalent right remains outstanding. A special account on the books of the Corporation shall be maintained for each Participant to whom a dividend equivalent right is granted, and that account shall be credited per dividend equivalent right with each such dividend or distribution made per issued and outstanding share of Common Stock during the term of that dividend equivalent right remains outstanding.

(d)     Timing of Payment.    Payment of the amounts credited to such book account may be made to the Participant either concurrently with the actual dividend or distribution made per issued and outstanding share of Common Stock or may be deferred for a period specified by the Plan Administrator at the time the dividend equivalent right is initially granted or (to the extent permitted by the Plan Administrator) designated by the Participant pursuant to a timely deferral election made in accordance with the requirements of Code Section 409A. In no event, however, shall any dividend equivalent right award made with respect to an Award subject to vesting conditions vest or become payable prior to the vesting of that Award (or the portion thereof to which the dividend equivalent right award relates) and shall accordingly be subject to cancellation and forfeiture to the same extent as the underlying Award.

(e)     Form of Payment.    Payment of the amounts due with respect to dividend equivalent rights may be made in (i) cash, (ii) shares of Common Stock or (iii) a combination of cash and shares of Common Stock, as determined by the Plan Administrator in its sole discretion and set forth in the Award Agreement. If payment is to be made in the form of Common Stock, the number of shares of Common Stock into which the cash dividend or distribution amounts are to be converted for purposes of the Participant’s book account may be based on the Fair Market Value per share of Common Stock on the date of conversion, a prior date or an average of the Fair Market Value per share of Common Stock over a designated period, as determined by the Plan Administrator in its sole discretion.

2.7         EFFECT OF CHANGE IN CONTROL

Unless otherwise provided in an Award Agreement, the following provisions shall apply with respect to Awards in the event of a Change in Control:

(a)       In the event of a Change in Control, each outstanding Award, as determined by the Plan Administrator in its sole discretion, may be (i) assumed by the successor corporation (or parent thereof), (ii) canceled and substituted with an Award granted by the successor corporation (or parent thereof), (iii) otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction, or (iv) replaced with a cash retention program of the Corporation or any successor corporation (or parent thereof) which preserves the spread existing on the unvested Award shares subject to the Award at the time of the Change in Control (the excess of the Fair Market Value of those shares over the aggregate purchase price payable for such shares) and, subject to Section 2.7(c) below, provides for subsequent payout of that spread in accordance with the same exercise/vesting schedule applicable to those unvested Award shares, but only if such replacement cash program would not result in the treatment of the Award as an item of deferred compensation subject to Code Section 409A.

(b)   To the extent an outstanding Award is not assumed, substituted, continued or replaced in accordance with Section 2.7(a), such Award shall automatically vest in full immediately prior to the effective date of the Change in Control, unless the acceleration of such Award is subject to other limitations imposed by the Plan Administrator at the time of the grant of the Award. The Plan Administrator in its sole discretion shall have the authority to provide that to the extent any such Award, as so accelerated, remains unexercised and outstanding on the effective date of the Change in Control, such Award shall terminate and cease to be outstanding. The holder of such Award shall become entitled to receive, upon consummation of the Change in Control and subject to Section 2.7(c), a lump sum cash payment in an amount equal to the product of (i) number of shares of Common Stock subject to such Award and (ii) the excess of (a) the Fair Market Value per share of Common Stock on the date of the Change in Control over (b) the per share exercise price or purchase price in effect for such Award. However, any such Award shall be subject to cancellation and termination, without cash payment or other consideration due the Award holder, if the Fair Market Value per share of Common Stock on the date of such Change in Control is less than the per share exercise price or purchase price in effect for such Award. Notwithstanding the foregoing, if any Award is subject to a performance-vesting condition tied to the attainment of one or more specified Performance Goals, and such Award is not to be so assumed, substituted, continued, or replaced, that Award shall vest immediately prior to the effective date of the actual Change in Control transaction, based on actual performance as of the Change in Control, and the shares of Common Stock underlying the portion of the Award that vests on such accelerated basis (if any) shall be issued in accordance with the applicable Award Agreement, unless such accelerated vesting is precluded by other limitations imposed in the Award Agreement.

(c)    The Plan Administrator shall have the authority to provide that any escrow, holdback, earn-out or similar provisions in the definitive agreement effecting the Change in Control shall apply to any cash payment made pursuant to Section 2.7(a) or Section 2.7(b) to the same extent and in the same manner as such provisions apply to a holder of a share of Common Stock.

(d)    Immediately following the consummation of the Change in Control, all outstanding Awards shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.

(e)    In the event of any Change in Control, the Plan Administrator in its sole discretion may determine that all outstanding repurchase rights (i) are to be assigned to the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction or (ii) are to be terminated and the shares of Common Stock subject to those terminated rights are to immediately vest in full, unless such accelerated vesting is precluded by limitations imposed by the Plan Administrator at the time the repurchase right is issued.

(f)     Each Award which is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities into which the shares of Common Stock subject to that Award would have been converted in consummation of such Change in Control had those shares actually been outstanding at that time. Appropriate adjustments to reflect such Change in Control shall also be made to (i) the exercise or base price or cash consideration payable per share in effect under each outstanding Award, provided the aggregate exercise or base price or cash consideration in effect for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan, (iii) the maximum number and/or class of securities for which Incentive Options may be granted under the Plan, (iv) the maximum number and/or class of securities for which any one person may be granted Awards under the Plan per calendar year and (v) the number and/or class of securities subject to the Corporation’s outstanding repurchase rights under the Plan and the repurchase price payable per share. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the outstanding Awards under the Plan and subject to the Plan Administrator’s approval, substitute, for the securities underlying those assumed Awards, one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction, provided such common stock is readily traded on an established U.S. securities exchange or market.

(g)    The Plan Administrator shall have the discretion, exercisable either at the time an Award is granted or at any time while an Award remains outstanding, to structure such Award so that (i) it shall automatically accelerate and vest in full (and any repurchase rights of the Corporation with respect to the unvested shares subject to that Award shall immediately terminate) upon the occurrence of a Change in Control, whether or not such Award is to be assumed in the Change in Control or otherwise continued in effect or (ii) the shares subject to such Award will automatically vest on an accelerated basis should the Participant’s Service terminate by reason of an Involuntary Termination within a designated period following the effective date of any Change in Control in which the Award is assumed or otherwise continued in effect and the repurchase rights applicable to those shares do not otherwise terminate.

(h)    The portion of any Incentive Option accelerated in connection with a Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

2.8          REPRICING PROGRAMS

The Plan Administrator shall not have the discretionary authority, except pursuant to Section 1.5(j), to (i) implement cancellation/regrant programs pursuant to which outstanding options or stock appreciation rights under the Plan are cancelled and new options or stock appreciation rights are granted in replacement with a lower exercise or base price per share, (ii) cancel outstanding options or stock appreciation rights under the Plan with exercise or base prices per share in excess of the then current Fair Market Value per share of Common Stock for consideration payable in cash, other Awards, or in equity securities of the Corporation (except in the event of a Change in Control) or (iii) reduce the exercise or base price in effect for outstanding options or stock appreciation rights under the Plan, in any case without stockholder approval.

2.9          MINIMUM VESTING

Notwithstanding any other provision of the Plan to the contrary, but subject to Section 1.5(j), Section 2.7 and the last sentence of this Section 2.9, no option or stock appreciation right may vest over a period of less than one year from the date of grant of the award. Notwithstanding the foregoing, the minimum vesting requirement of this Section 2.9 shall not apply to (a) any Awards that result in the issuance of up to 5% of the available shares of Common Stock authorized for issuance under the Plan (the “5% Basket”), (b) any Awards delivered in lieu of fully-vested cash-based awards under the Plan (or other fully-vested cash awards or payments), and (c) any awards to Non-Employee Directors for which the vesting period runs from the date of one annual meeting of the Company’s stockholders to the next annual meeting of the Company’s stockholders which is at least fifty (50) weeks after the immediately preceding year’s annual meeting. Nothing in this Section 2.9 precludes any Plan Administrator from taking action, in its sole discretion, to accelerate the vesting of any award in full or in part upon death or disability of the Participant, upon a Change in Control or upon a Participant’s termination of Service, and such vesting shall not count against the 5% Basket.

ARTICLE 3
MISCELLANEOUS

3.1     DEFERRED COMPENSATION

(a)       The Plan Administrator may, in its sole discretion, structure one or more Awards (other than options and stock appreciation rights) so that the Participants may be provided with an election to defer the compensation associated with those Awards for federal income tax purposes. Any such deferral opportunity shall comply with all applicable requirements of Code Section 409A.

(b)       The Plan Administrator may implement a non-employee Board member retainer fee deferral program under the Plan so as to allow the non-employee Board members the opportunity to elect, prior to the start of each calendar year, to convert the Board and Board committee retainer fees to be earned for such year into restricted stock units under the Plan that will defer the issuance of the shares of Common Stock that vest under those restricted stock units until a permissible date or event under Code Section 409A. If such program is implemented, the Plan Administrator shall have the authority to establish such rules and procedures as it deems appropriate for the filing of such deferral elections and the designation of the permissible distribution events under Code Section 409A.

(c)       To the extent the Corporation maintains one or more separate non-qualified deferred compensation arrangements which allow the Participants the opportunity to make notional investments of their deferred account balances in shares of Common Stock, the Plan Administrator may authorize the share reserve under the Plan to serve as the source of any shares of Common Stock that become payable under those deferred compensation arrangements. In such event, the share reserve under the Plan shall be reduced on a share-for-share basis for each share of Common Stock issued under the Plan in settlement of the deferred compensation owed under those separate arrangements.

3.2    TRANSFERABILITY OF AWARDS

The transferability of Awards granted under the Plan shall be governed by the following provisions:

         (a)     Incentive Options.  During the lifetime of the Participant, Incentive Options shall be exercisable only by the Participant and shall not be assignable or transferable other than by will or the laws of inheritance following the Participant’s death.

         (b)     Other Awards.  All other Awards shall be subject to the same limitation on transfer as Incentive Options, except that the Plan Administrator may structure one or more such Awards so that the Award may be assigned in whole or in part during the Participant’s lifetime to one or more Family Members of the Participant or to a trust established exclusively for the Participant and/or such Family Members, to the extent such assignment is in connection with the Participant’s estate plan or pursuant to a domestic relations order. The assigned portion of an Award may only be exercised (if applicable) by the person or persons who acquire a proprietary interest in the Award pursuant to the assignment. The terms applicable to the assigned portion of the Award shall be the same as those in effect for the Award immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

        (c)     Beneficiary Designation.  Notwithstanding the foregoing, a Participant may, to the extent permitted by the Plan Administrator, designate one or more persons as the beneficiary or beneficiaries of some or all of his or her outstanding Awards, and those Awards shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Participant’s death while holding those Awards. Such beneficiary or beneficiaries shall take the transferred Awards subject to all the terms and conditions of the applicable agreement evidencing each such transferred Award, including (without limitation) the limited time period during which the Award may be exercised (if applicable) following the Participant’s death.

3.3     STOCKHOLDER RIGHTS

A Participant shall not have any of the rights of a stockholder with respect to shares of Common Stock covered by an Award until the Participant becomes the holder of record of such shares. However, a Participant may be granted the right to receive dividend equivalents under Section 2.6 with respect to one or more outstanding Awards.

3.4     TAX WITHHOLDING

         (a)    The Corporation’s obligation to deliver shares of Common Stock upon the exercise, issuance or vesting of an Award under the Plan shall be subject to the satisfaction of all applicable tax withholding requirements.

         (b)    The Plan Administrator may, in its discretion, provide Participants to whom Awards are made under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such holders may become subject in connection with the issuance, exercise, vesting or settlement of those Awards or the issuance of shares of Common Stock thereunder. Such right may be provided to any such holder in either or both of the following formats:

(i)    Stock Withholding:  The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the issuance, exercise, vesting or settlement of such Award or the issuance of shares of Common Stock thereunder, a portion of those shares with an aggregate Fair Market Value at the time of delivery equal to the percentage of the Withholding Taxes based on the minimum required tax withholding rate for the Participant, or such other rate as determined by the Plan Administrator (provided, however, that in no event shall the withholding rate exceed the maximum individual statutory tax rate in the applicable jurisdiction at the time of such Withholding Taxes (or such other rate as may be required to avoid the liability classification of the Award under generally accepted accounting principles in the United States of America); provided, further, that the number of shares of Common Stock withheld by the Corporation under this method shall be rounded up to the nearest whole Share to the extent rounding up to the nearest whole Share does not result in the liability classification of the Award under generally accepted accounting principles in the United States of America).

(ii)     Stock Delivery:  The election to deliver to the Corporation, at the time of the issuance, exercise, vesting or settlement of such Award, one or more shares of Common Stock previously acquired by such individual (other than in connection with the exercise, share issuance or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the individual (provided, however, that in no event shall the withholding rate exceed the maximum individual statutory tax rate in the applicable jurisdiction at the time of such Withholding Taxes (or such other rate as may be required to avoid the liability classification of the Award under generally accepted accounting principles in the United States of America); provided, further, that the number of shares of Common Stock withheld by the Corporation under this method shall be rounded up to the nearest whole Share to the extent rounding up to the nearest whole Share does not result in the liability classification of the Award under generally accepted accounting principles in the United States of America).

3.5     SHARE ESCROW/LEGENDS

Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

3.6     EFFECTIVE DATE AND TERM OF THE PLAN

(a)    The Plan originally became effective on the Original Plan Effective Date. This Plan is an amendment and restatement of the amended and restated Plan approved by the Board on August 6, 2018 and by the Company’s stockholders on October 11, 2018 at the 2018 Annual Stockholders Meeting (the “Existing Plan”).

(b)    This amended and restated Plan was approved by the Board on July 15, 2021, subject to stockholder approval at the 2021 Annual Stockholder Meeting, and shall be effective as of the Restated Plan Effective Date. If this amended and restated Plan is not approved by the Company’s stockholders within twelve (12) months following the Board’s adoption of this amended and restated Plan, this amended and restated Plan will not become effective and the Existing Plan will continue in full force and effect in accordance with its terms. In no event shall any changes made pursuant to this amendment and restatement apply to any Award that was outstanding on November 2, 2017 and intended to qualify as performance—based compensation under Section 162(m) of the Code to the extent such change would constitute a material modification of the Award.

(c)    The Plan shall terminate upon the earliest to occur of (i) the tenth anniversary of the date on which the Board approved this amended and restated Plan, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully vested shares, (iii) the termination of all outstanding Awards in connection with a Change in Control, or (iv) the termination of the Plan by the Board. Should the Plan terminate under subsection (iv) above, then all Awards outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing those Awards.

(d)       No Awards may be granted or awarded during any period of suspension or after termination of this Plan, and in no event may any Incentive Option be granted under this Plan after the tenth anniversary of the date on which the Board approved this amended and restated Plan.

3.7     AMENDMENT OF THE PLAN

(a)    The Board or the Compensation Committee shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects, subject to stockholder approval to the extent required under applicable law or regulation or pursuant to the listing standards of the Stock Exchange on which the Common Stock is at the time primarily traded. However, no such amendment or modification shall adversely affect the rights and obligations with respect to Awards at the time outstanding under the Plan unless the Participant consents to such amendment or modification.

(b)    The Compensation Committee shall have the discretionary authority to adopt and implement from time to time such addenda or subplans to the Plan as it may deem necessary in order to bring the Plan into compliance with applicable laws and regulations of any foreign jurisdictions in which Awards are to be made under the Plan and/or to obtain favorable tax treatment in those foreign jurisdictions for the individuals to whom the Awards are made.

(c)       Awards may be made under the Plan that involve shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided no shares shall actually be issued pursuant to those Awards until the number of shares of Common Stock available for issuance under the Plan is sufficiently increased by stockholder approval of an amendment of the Plan authorizing such increase. If such stockholder approval is not obtained within twelve (12) months after the date the first excess Award is made, then all Awards granted on the basis of such excess shares shall terminate and cease to be outstanding.

3.8     USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

3.9     REGULATORY APPROVALS

         (a)    The implementation of the Plan, the granting of any Award under the Plan and the issuance of any shares of Common Stock in connection with the issuance, exercise, vesting or settlement of any Award under the Plan shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards made under the Plan and the shares of Common Stock issuable pursuant to those Awards.

(b)    No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of applicable securities laws, and all applicable listing requirements of any Stock Exchange on which Common Stock is then listed for trading.

3.10     NO EMPLOYMENT/SERVICE RIGHTS

Nothing in the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

3.11    RECOUPMENT

Participants shall be subject to any clawback, recoupment or other similar policy required by law or regulations or adopted by the Board as in effect from time to time and Awards and any cash, shares of Common Stock or other property or amounts due, paid or issued to a Participant shall be subject to the terms of such policy, as in effect from time to time.

APPENDIX

The following definitions shall be in effect under the Plan:

(a)    Award shall mean any of the following awards authorized for issuance or grant under the Plan: options, stock appreciation rights, stock awards, restricted stock units, cash incentive awards and dividend equivalents.

(b)    Award Agreement shall mean the written agreement(s) (which may be in electronic form) between the Corporation and the Participant evidencing a particular Award made to that individual under the Plan, as such agreement(s) may be in effect from time to time.

(c)    Board shall mean the Corporation’s Board of Directors.

(d)    Change in Control shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:

(i)   Change in Control shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.

(ii)   In the absence of any other Change in Control definition in the Award Agreement (or in any other agreement incorporated by reference into the Award Agreement), Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(A)   consummation of a merger, consolidation or other reorganization approved by the Corporation’s stockholders, unless securities representing at least fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction,

(B)   a sale, transfer or other disposition of all or substantially all of the Corporation’s assets,

(C)   the closing of any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the 1934 Act (other than the Corporation or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Corporation) becomes directly or indirectly (whether as a result of a single acquisition or by reason of one or more acquisitions within the twelve (12)-month period ending with the most recent acquisition) the beneficial owner (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing (or convertible into or exercisable for securities possessing) more than fifty percent (50%) of the total combined voting power of the Corporation’s securities (as measured in terms of the power to vote with respect to the election of Board members) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Corporation or the acquisition of outstanding securities held by one or more of the Corporation’s existing stockholders, or

  (D)   a change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members ceases to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period (“Incumbent Directors”) or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Incumbent Directors who were still in office at the time the Board approved such election or nomination; provided that any individual who becomes a Board member subsequent to the beginning of such period and whose election or nomination was approved by two-thirds of the Board members then comprising the Incumbent Directors will be considered an Incumbent Director.

(e)    Code shall mean the Internal Revenue Code of 1986, as amended.

(f)     Common Stock shall mean the Corporation’s Common Stock.

(g)    Compensation Committee shall mean the Compensation Committee of the Board comprised of two (2) or more non-employee Board members, each of whom is intended to qualify as a “non-employee director” (as defined in Rule 16b-3 under the Exchange Act) and an “independent director” under the rules of any securities exchange or automated quotation system on which the Common Stock is then listed, quoted or traded; provided that any action taken by the Compensation Committee shall be valid and effective, whether or not one or more members of the Compensation Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this definition or otherwise provided in the charter of the Compensation Committee.

(h)    Corporation shall mean Iteris, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Iteris, Inc.

(i)     Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

(j)    Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

(k)    Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)   If the Common stock is at the time traded on a Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after-hours trading begins) on date in question on the Stock Exchange serving as the primary market for the Common Stock, as such price is reported by the National Association of Securities Dealers (if primarily traded on the Nasdaq Global or Global Select Market) or as officially quoted in the composite tape of transactions on any other Stock Exchange on which the Common Stock is then primarily traded. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii)   If the Common Stock is at the time quoted on a national or regional securities exchange or market system (including over-the-counter markets and the Nasdaq Capital Market) determined by the Plan Administrator to be the primary market for the Common Stock, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is officially reported by such exchange or market system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price of a share of Common Stock on the last preceding date for which such quotation exists.

  (l)     Family Member shall mean, with respect to a particular Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law.

(m)   Full Value Award means an Award other than an option or stock appreciation right with a per share purchase price lower than one hundred percent (100%) of Fair Market Value on the date of grant and that is settled by the issuance of shares of Common Stock.

(n)    Good Reason shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:

(i)   Good Reason shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.

(ii)   In the absence of any other Good Reason definition in the Award Agreement (or in any other agreement incorporated by reference into the Award Agreement), Good Reason shall mean an individual’s voluntary resignation following one or more of the following without the individual’s consent; (A) a change in his or her position with the Corporation (or any Parent or Subsidiary) which materially reduces his or her duties, responsibilities or authority, (B) a material diminution in the duties, responsibilities or authority of the person to whom such individual reports, (C) a material reduction in such individual’s level of base compensation, with a reduction of more than fifteen percent (15%) to be deemed material for such purpose, or (D) a material relocation of such individual’s place of employment, with a relocation of more than fifty (50) miles to be deemed material for such purpose, provided, however, that a resignation for Good Reason may be effected only after (i) the individual provides written notice to the Corporation of the event or transaction constituting grounds for such resignation within sixty (60) days after the occurrence of that event or transaction, (ii) the Corporation fails to take the requisite remedial action with respect to such event or transaction within thirty (30) days after receipt of such notice, and (iii) the individual resigns within thirty (30) days after the expiration of the Corporation’s cure period set forth in subsection (ii).

 (o)    Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

 (p)    Involuntary Termination shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:

(i)   Involuntary Termination shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.

(ii)   In the absence of any other Involuntary Termination definition in the Award Agreement (or in any other agreement incorporated by reference into the Award Agreement), Involuntary Termination shall mean such individual’s involuntary dismissal or discharge by the Corporation (or any Parent or Subsidiary) for reasons other than Misconduct, or such individual’s voluntary resignation for Good Reason.

(q)       Misconduct shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:

(i)       Misconduct shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.

(ii)       In the absence of any other Misconduct definition in the Award Agreement for a particular Award (or in any other agreement incorporated by reference into the Award Agreement), Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss any Participant or other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.

(r)        1934 Act shall mean the Securities Exchange Act of 1934, as amended.

(s)       Non-Employee Director shall mean a non-Employee member of the Board.

(t)       Non-Statutory Option shall mean an option not an Incentive Option.

(u)       Original Plan Effective Date shall mean December 15, 2016, which is the date upon which the Plan was first approved by the Corporation’s stockholders.

(v)       Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(w)       Participant shall mean any eligible person who is granted an Award under the Plan.

(x)       Permanent Disability shall mean the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

(y)       Performance Goals shall mean, without limitation, any of the following performance criteria upon which the vesting of one or more Awards under the Plan may be based: (i) cash flow; (ii) earnings (including earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation, amortization and charges for stock-based compensation, earnings before interest, taxes, depreciation and amortization, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average stockholder equity; (vii) total stockholder return or growth in total stockholder return either directly or in relation to a comparative group; (viii) return on capital; (ix) return on assets or net assets; (x) invested capital, required rate of return on capital or return on invested capital; (xi) revenue, growth in revenue or return on sales; (xii) income or net income; (xiii) operating income, net operating income or net operating income after tax; (xiv) operating profit or net operating profit; (xv) operating margin or gross margin; (xvi) return on operating revenue or return on operating profit; (xvii) market share, (xviii) market capitalization, (xix) application approvals, (xx) litigation and regulatory resolution goals, (xxi) implementation, completion or attainment of key projects, product sales or milestones, (xxii) budget comparisons, (xxiii) growth in stockholder value relative to the growth of a peer group or index; (xxiv) development and implementation of strategic plans and/or organizational restructuring goals; (xxv) development and implementation of risk and crisis management programs; (xxvi) improvement in workforce diversity; (xxvii) compliance requirements and compliance relief; (xxviii) productivity goals; (xxix) workforce management and succession planning goals; (xxx) economic value added (including typical adjustments consistently applied from generally accepted accounting principles required to determine economic value added performance measures); (xxxi) recruiting and maintaining personnel, employee retention, measures of customer satisfaction, employee satisfaction or staff development; (xxxii) development or marketing collaborations, formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance the Corporation’s revenue or profitability or enhance its customer base; and (xxxiii) merger and acquisitions. In addition, such performance criteria may be based upon the attainment of specified levels of the Corporation’s performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of the Corporation’s business units or divisions or any Parent or Subsidiary. Any performance goals that are financial metrics, may be determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”), or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP or under IASB Principles. Each applicable Performance Goal may include a minimum threshold level of performance below which no Award will be earned, levels of performance at which specified portions of an Award will be earned and a maximum level of performance at which an Award will be fully earned. Each applicable Performance Goal may be structured at the time of the Award to provide for appropriate adjustment, which may be based on one or more of the following items: (A) asset impairments or write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; (E) the operations of any business acquired by the Corporation; (F) the divestiture of one or more business operations or the assets thereof; (G) the effects of any corporate transaction, such as a merger, consolidation, separation (including spin-off or other distributions of stock or property by the Corporation) or reorganization; (H) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events; (I) acquisitions or divestitures; (J) change in the corporate structure or capital structure of the Corporation; (K) an event either not directly related to the operations of the Corporation, Parent, Subsidiary, division, business segment or business unit or not within the reasonable control of management; (L) foreign exchange gains and losses; (M) a change in the fiscal year of the Corporation; (N) the refinancing or repurchase of bank loans or debt securities; (O) unbudgeted capital expenditures; (P) the issuance or repurchase of equity securities and other changes in the number of outstanding shares; (Q) conversion of some or all of convertible securities to common stock; (R) any business interruption event; (S) the cumulative effects of tax or accounting changes in accordance with GAAP; (T) the effect of changes in other laws or regulatory rules affecting reported results; and (U) any other adjustment consistent with the operation of the Plan.

(z)       Plan shall mean the Corporation’s amended and restated 2016 Equity Omnibus Plan, as set forth in this document.

(aa)     Plan Administrator shall mean the particular entity, whether the Compensation Committee, the Board, the Secondary Board Committee or any delegate of the Board or the Compensation Committee authorized to administer the Plan with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under the Plan with respect to the persons under its jurisdiction.

(bb)    Predecessor Plan shall mean the Corporation’s 2007 Omnibus Incentive Plan.

(cc)      Restated Plan Effective Date shall mean September 9, 2021, which is the date upon which this amended and restated Plan was approved by the Corporation’s stockholders.

(dd)     Secondary Board Committee shall mean a committee of one or more Board members appointed by the Board to administer the Plan with respect to eligible persons other than Section 16 Insiders.

(ee)     Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

(ff)      Service shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:

(i)       Service shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.

(ii)       In the absence of any other definition of Service in the Award Agreement for a particular Award (or in any other agreement incorporated by reference into the Award Agreement), Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established) by a person in the capacity of an Employee, a Non-Employee Director or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the Award. For purposes of this particular definition of Service, a Participant shall be deemed to cease Service immediately upon the occurrence of the either of the following events: (i) the Participant no longer performs services in any of the foregoing capacities for the Corporation or any Parent or Subsidiary or (ii) the entity for which the Participant is performing such services ceases to remain a Parent or Subsidiary of the Corporation, even though the Participant may subsequently continue to perform services for that entity.

(iii)       Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation; provided, however, that should such leave of absence exceed three (3) months, then for purposes of determining the period within which an Incentive Option may be exercised as such under the federal tax laws, the Participant’s Service shall be deemed to cease on the first day immediately following the expiration of such three (3)-month period, unless Participant is provided with the right to return to Service following such leave either by statute or by written contract. Except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Corporation’s written policy on leaves of absence, no Service credit shall be given for vesting purposes for any period the Participant is on a leave of absence.

(gg)    Stand-alone Rights shall have the meaning set forth in Section 2.2.

(hh)    Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global or Global Select Market or the New York Stock Exchange.

(ii)    Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(jj)    Tandem Rights shall have the meaning set forth in Section 2.2.

(kk)    10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

(ll)     Withholding Taxes shall mean the applicable federal, state and foreign income and employment withholding taxes and other payments to which the holder of an Award under the Plan may become subject in connection with the issuance, exercise, vesting or settlement of that Award.